Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Amendment No. 1 to Registration Statement No. 333-50046 on Form S-6 of our report dated February 6, 2001, relating to the statement of condition of Corporate Income Fund, Monthly Payment Series 504, Defined Asset Funds and to the reference to us under the heading "How The Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
February 6, 2001